EXHIBIT 3

                            RESTATED

                             BY-LAWS

                               OF

                  MODINE MANUFACTURING COMPANY

               (as adopted July 17, 1969)
               (as amended September 17, 1970)
               (as amended September 16, 1971)
               (as amended May 4, 1972)
               (as amended March 20, 1974)
               (as amended September 18, 1974)
               (as amended May 19, 1976)
               (as amended July 21, 1976)
               (as amended May 18, 1977)
               (as amended July 20, 1977)
               (as amended October 18, 1978)
               (as amended May 16, 1979)
               (as amended July 18, 1979)
               (as amended October 17, 1979)
               (as amended October 15, 1980)
               (as amended May 1, 1981)
               (as amended May 5, 1982 to be effective
                    July 21, 1982)
               (as amended August 17, 1982)
               (as amended February 18, 1987)
               (as amended March 18, 1987)
               (as amended July 15, 1987)
               (as amended February 15, 1989)
               (as amended May 19, 1993)
               (as amended October 20, 1993)
               (as amended November 17, 1993)
               (as amended March 16, 1994 to be effective
                    July 20, 1994)
               (as amended May 17, 1995 to be effective
                    July 19, 1995)
               (as amended October 16, 1996 to be effective
                    October 16, 1996)


                    ARTICLE I.  STOCKHOLDERS
                    ------------------------

          1.01.  Annual Meeting.  The annual meeting of stockholders
                 --------------
of the Company shall be held each year at such time and place, either within or without the State of Wisconsin, as shall be determined by the Board of Directors at a meeting prior to the date otherwise provided herein for such stockholders' meeting; in the absence or failure of the Board to designate a time and place, then at the principal office of the Company in Racine, Wisconsin, on the third Wednesday in July, at 9:30 o'clock A.M., for the purpose of election of directors and for the transaction of such other business as may properly come before the meeting.

          1.02.  Special Meetings.  Special meetings of the stockholders
                 ----------------
may be called by the Chairman of the Board or the President and shall be called by the President, or Secretary at the request in writing of a majority of the Board of Directors, or at the request of stockholders owning Ten Percent (10%) or more in amount of the entire capital stock of the Company issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at all special meetings shall be confined to the purposes stated in the notice of meeting.

          1.03.  Notice of Meetings.  The Company shall notify each
                 ------------------
shareholder who is entitled to vote at the meeting, and any other shareholder entitled to notice under ch. 180, of the date, time, and place of each annual or special shareholders' meeting. In the case of special meetings, the notice shall also state the meeting's purpose. Unless otherwise required by ch. 180, the meeting notice shall be given at least five (5) days before the meeting date. Notice may be given orally or communicated in person, by telephone, telegraph, teletype, facsimile, other form of wire or wireless communication, private carrier, or in any other manner provided by ch. 180. Written notice, if mailed, is effective when mailed; and such notice may be addressed to the shareholder's address shown in the Company's current record of shareholders. Written notice provided in any other manner is effective when received. Oral notice is effective when communicated.

          1.04.  Quorum.  A quorum at any meeting of the stockholders
                 ------
shall consist of a majority of the voting stock of the Company represented in person or by proxy. Unless otherwise provided in the Articles of Incorporation, by these by-laws, or by the Wisconsin Business Corporation Law, a majority of such quorum shall decide any questions that may come before the meeting. Though less than a quorum of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

          1.05.  Order of Business.  The order and conduct of
                 -----------------
business and matters of procedure at any meeting of stockholders shall be determined by the Chairman.

          1.06.  List of Stockholders.  The officer or agent
                 --------------------
having charge of the stock transfer books for shares of the Company shall, before each meeting of stockholders, make a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number of shares held by each, which list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting for the purposes of the meeting. The original stock transfer books shall be prima facie evidence as to the stockholders entitled to examine such list or transfer books or to vote at any meeting of stockholders.

          1.07.  Inspectors of Election.  Two inspectors of
                 ----------------------
election shall be appointed by the Board of Directors at or before each stockholders' meeting at which an election of directors shall take place; if no such appointment shall have been made, or if the inspectors appointed by the Board shall refuse to act, or fail to attend, then the appointment shall be made by the Chairman at the meeting. The inspectors shall receive and take in charge all proxies and ballots, and shall decide all questions touching upon the qualification of voters, and validity of proxies and the acceptance and rejection of votes. In case of a tie vote by the inspectors on any questions, the Chairman shall decide.

          1.08.  Voting of Shares.  Each outstanding share shall
                 ----------------
be entitled to one vote upon each matter submitted to a vote at a meeting of stockholders, except to the extent that the voting rights of the shares of any class or classes are enlarged, limited or denied by the Wisconsin Business Corporation Law, the Articles of Incorporation, or the resolution of the Board of Directors creating such series of any class.

          1.09.  Proxies.  At all meetings of stockholders, a
                 -------
stockholder entitled to vote may vote in person or by proxy appointed in writing by the stockholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Company before or at the time of meeting. Unless otherwise provided in the proxy, a proxy may be revoked at any time before it is voted either by written notice filed with the Secretary or the acting secretary of the meeting or by oral notice given by the stockholder to the presiding officer during the meeting. The presence of a stockholder who has filed his proxy shall not of itself constitute a revocation. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. The Board of Directors shall have the power and authority to make rules establishing presumptions as to the validity and sufficiency of proxies.

                     ARTICLE II.  DIRECTORS
                     ----------------------

             2.01.  Number, Classification and Terms of Directors.
                    ---------------------------------------------
The number of directors shall be nine. Directors need not be stockholders.

             The Board of Directors shall be divided into three classes: each class consisting of three directors. The term of office of a director shall be three years. The classes of directors shall be staggered so that each expires in succeeding years. At each annual meeting of stockholders, the number of directors equal to the number of the class whose terms expire at the time of such meeting shall be elected to hold office until the third succeeding annual meeting and until their successors shall have been elected.

          2.02.  Annual Directors' Meetings.  Annual meeting of
                 --------------------------
the Board of Directors shall be held immediately following the annual meeting of stockholders. No notice of the annual meeting of the Board of Directors shall be required.


          2.03.  Special Directors' Meetings.  Special meetings
                 ---------------------------
of the Board of Directors may be called by the Chairman of the Board, the President, or Secretary on twenty-four (24) hours' notice to each director.

          2.04.  Notice of Meetings; Waiver of Notice.  Notice of
                 ------------------------------------
each board of directors' meeting, except meetings pursuant to
Section 2.02 of these by-laws, shall be delivered to each director at his or her business address or at such other address as the director shall have designated in writing and filed with the Secretary. Notice may be given orally or communicated in person, by telephone, telegraph, teletype, facsimile, other form of wire or wireless communication, private carrier, or in any other manner provided by ch. 180. Written notice shall be deemed given at the earlier of the time it is received or at the time it is deposited with postage prepaid in the United States mail or delivered to the private carrier. Oral notice is effective when communicated. A director may waive notice required under this section or by-law at any time, whether before or after the time of the meeting. The waiver must be in writing, signed by the director, and retained in the corporate record book. The director's attendance at or participation in a meeting shall constitute a waiver of notice of the meeting, unless the director at the beginning of the meeting or promptly upon his or her arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at nor the purpose of any regular or special board of directors meeting need be specified in the notice or waiver of notice of the meeting.

          2.05.  Regular Meetings.  Regular meetings of the
                 ----------------
directors may be held without notice at such place and times as shall be determined from time to time by resolution of the Board of Directors.

          2.06.  Quorum.  A quorum at any meeting of the Board of
                 ------
Directors shall consist of a majority of the entire membership of the Board. Unless otherwise provided in the Articles of Incorporation, these by-laws, or by law, a majority of such quorum shall decide all questions that may come before the meeting.

          2.07.  General Powers of Directors.  The Board of
                 ---------------------------
Directors shall manage the business and affairs of the Company and subject to the restrictions imposed by law, by the Articles of Incorporation, or by these by-laws, may exercise all the powers, including specific powers, of the Company.

          2.08.  Compensation of Directors.  The Board of
                 -------------------------
Directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the Company as directors, officers or otherwise, or to delegate such authority to an appropriate committee. The Board of Directors also shall have authority to provide for or to delegate authority to an appropriate committee to provide for reasonable pensions, disability or death benefits, employee stock options, and other benefits or payments, to directors, officers and employees and to their estates, families, dependents or beneficiaries on account of prior services rendered by such directors, officers and employees to the Company.

          2.09.  Resignation and Removal for Cause.  Any
                 ---------------------------------
director, member of a committee or other officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chairman or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

          A director may be removed from office during the term of such office but only upon a showing of good cause, such removal to be by affirmative vote of a majority of the outstanding shares entitled to vote for the election of such director and which removal may only be taken at a special meeting of stockholders called for that purpose.

          A special meeting of the stockholders as herein referred to may only be held after a hearing on the matter of cause claimed to exist has been held by the full Board of Directors of the Company at which hearing the director or directors proposed for removal shall be given an adequate opportunity for preparation and attendance in person (together with representation by counsel); provided, however, that such hearing shall be held only after written notice has been given to said director or directors proposed for removal specifying the matters of cause claimed to exist. The conclusions of said hearing shall be reported by the Board of Directors in writing accompanying the notice of the special stockholders' meeting sent to each stockholder eligible to vote at said special meeting.

          2.10.  Increase or Decrease of Number of Directors.
                 -------------------------------------------
Increase or decrease of the number of directors and classification of such directors, may only be made by amendment of these by-laws at a regular or special meeting called for that purpose, and a vacancy created by an increase in the number of directors may be filled at such meeting.

          2.11.  Filling of Vacancies.  If the office of any
                 --------------------
director, member of a committee or other officer becomes vacant for any reason, including vacancies on the Board of Directors due to removal for cause, the remaining directors in office, by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly chosen.

          2.12.  Informal Action by Directors.  Any action
                 ----------------------------
required or permitted by the Articles of Incorporation, these by-laws or other provision of law, which might be taken at a meeting of the Board of Directors or of a lawfully constituted committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the directors, or by all of the members of such committee, as the case may be.

          2.13.  Retirement.  Each Director shall be retired at
                 ----------
the close of the term in which he attains the age of seventy (70) years except that this provision shall not apply to any Director who has been exempted from this provision by a resolution passed by a two-thirds vote of the Board of Directors. Upon such retirement a Director may take the status of a Director Emeritus.
A Director Emeritus shall receive the notice of meetings of Directors, shall be invited to and welcome at all meetings of the Board and of the stockholders, and shall receive such compensation and such reimbursement for reasonable expenses, if any, for attendance at meetings as the Board of Directors shall determine, provided, however, that such compensation shall not exceed that received by a Director. A Director Emeritus shall attend the meetings of the Board in a consultive capacity but shall not be entitled to vote or have any duties or powers of a Director of the Company.

          2.14.  Committees.  The Board of Directors may by
                 ----------
resolution or resolutions, adopted by a majority of the total number of directors, designate one or more committees, each such committee to consist of three or more directors elected by the Board of Directors which, to the extent provided in said resolution or resolutions, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation. Such committees shall have such names as may be determined from time to time by resolution adopted by the Board of Directors. A majority of the members of any such committee may determine its action unless the Board of Directors shall otherwise provide. The Board of Directors shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee. The Board of Directors may elect one or more of its members as alternate members of any committee who may take the place of any absent member or members at any meeting of such committee.

                     ARTICLE III.  OFFICERS
                     ----------------------

          3.01.  Number.  The principal officers of the Company
                 ------
shall be a Chairman of the Board of Directors, a President, such number of Vice Presidents as the Board of Directors shall elect, a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person, except the offices of President and Secretary and the offices of President and Vice President.

          3.02.  Election and Term of Office.  The officers of
                 ---------------------------
the Company to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office at the pleasure of the Board of Directors or until his successor shall have been duly elected or until his prior death, resignation or removal.

          3.03.  Removal.  Any officer or agent may be removed by
                 -------
the Board of Directors whenever in its judgment the best interests of the Company will be served thereby, but such removal shall be without prejudice to the rights provided by written contract, if any, of the person so removed. Election or appointment shall not of itself create contract rights.

          3.04.  Vacancies.  A vacancy in any principal office
                 ---------
because of death, resignation, removal, disqualification or otherwise, shall be filled by the Board of Directors for the unexpired portion of the term.

          3.05.  Chairman of the Board.  The Chairman of the
                 ---------------------
Board of Directors shall preside at all meetings of stockholders and directors. In his absence, a director elected by the Board shall preside.

                 The Chairman shall be the Chief Executive
Officer of the Company, and subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Company. He shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the Company as he shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employees shall hold office at the discretion of the Chairman.
He shall have authority to sign, execute and acknowledge, on behalf of the Company, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the Company's regular business, or which shall be authorized by resolution of the Board of Directors; and, except as otherwise provided by law or the Board of Directors, he may authorize the President or any Vice President or other officer or agent of the Company to sign, execute and acknowledge such documents or instruments in his place and stead. In general he shall perform all duties incident to the office of Chairman and Chief Executive and such other duties as may be prescribed by the Board of Directors from time to time.

          3.06.  President.  The President shall be the Chief
                 ---------
Operating Officer of the Company and, subject to the control of the Board of Directors and the Chairman of the Board and Chief Executive Officer, shall supervise and control the operations of the Company. In the absence of the Chief Executive Officer or in the event of his death, inability or refusal to act, or in the event for any reason it shall be impracticable for the Chief Executive Officer to act personally, the President shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer.

          3.07.  The Vice President.  In the absence of the
                 ------------------
President or in the event of his death, inability or refusal to act, or in the event for any reason it shall be impracticable for the President to act personally, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or Assistant Secretary, certificates for shares of the Company; and shall perform such other duties and have such authority as from time to time may be delegated or assigned to him by the Chairman, President or by the Board of Directors. The execution of any instrument of the Company by any Vice President shall be conclusive evidence, as to third parties, of his authority to act in the stead of the President.

          3.08.  The Secretary.  The Secretary shall:  (a) keep
                 -------------
the minutes of the meetings of the stockholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) be custodian of the corporate records and of the seal of the Company and see that the seal of the Company is affixed to all documents the execution of which on behalf of the Company under its seal is duly authorized; (d) sign with the Chairman, President or a Vice President, certificates for shares of the Company, the issuance of which shall have been authorized by resolution of the Board of Directors; and (e) in general perform all duties incident to the office of Secretary as provided by the Wisconsin Business Corporation Law and have such other duties and exercise such authority as from time to time may be delegated or assigned to him by the Chairman, President or by the Board of Directors.

          3.09.  The Treasurer.  The Treasurer shall:  (a) have
                 -------------
charge and custody of and be responsible for all funds and securities of the Company; (b) receive and give receipts for moneys due and payable to the Company from any source whatsoever, and deposit all such moneys in the name of the Company in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Section 6.07; and (c) in general perform all of the duties incident to the office of

Treasurer and have such other duties and exercise such other authority as from time to time may be delegated or assigned to him by the Chairman, President or by the Board of Directors.

          3.10.  Assistant Secretaries and Assistant Treasurers.
                 ----------------------------------------------
There shall be such number of Assistant Secretaries and Assistant Treasurers as the Board of Directors may from time to time authorize and designate. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties and have such authority as shall from time to time be delegated or assigned to them by the Secretary or the Treasurer, respectively, or by the Chairman, President or the Board of Directors.

          3.11.  Other Assistants and Acting Officers.  The Board
                 ------------------------------------
of Directors shall have the power to appoint any person to act as assistant to any officer, or as agent for the Company in his stead, or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer or other agent so appointed by the Board of Directors shall have the power to perform all the duties of the office to which he is so appointed to be assistant, or as to which he is so appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors.

          3.12.  Salaries.  The salaries of the principal officers
                 --------
shall be fixed from time to time by the Board of Directors or by a duly authorized committee thereof, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Company.

           ARTICLE IV.  INDEMNIFICATION BY THE COMPANY
           -------------------------------------------

          Any person made a party to or threatened with any civil, criminal, administrative or investigative action, suit or proceeding (other than an action by or in the right of the Company) by reason of the fact that he, his testator or intestate, is or was a Director, officer or employee of the Company or is or was serving at the request of the Company as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Company against the reasonable expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement, actually and necessarily incurred by him in connection with such action, suit or proceeding, or in connection with any appeal therein, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Such right of indemnification shall not be deemed exclusive of any other right to which such Director, officer, employee or agent may otherwise be entitled.

                    ARTICLE V.  CAPITAL STOCK
                    -------------------------

          5.01  Certificates of Stock.  Certificates of stock,
                ---------------------
numbered and with the seal of the Company affixed, signed by the President, or a Vice President, and the Secretary or an Assistant Secretary, shall be issued to each stockholder certifying the number of shares owned by him in the Company. When such certificates are countersigned by a transfer agent, or registered by a registrar, the signatures of such officers may be facsimiles. A facsimile or printed seal of the Company may be affixed upon certificates of stock of the Company.

          In case any officer who has signed, or whose facsimile signature has been placed upon a certificate has ceased to be an officer of the Company before such certificate has been issued, such certificate may, nevertheless, be adopted and issued and delivered by the Company as though the officer who signed such certificate or whose facsimile signature shall have been used thereon, had not ceased to be such officer with the same effect as if he were such office at the date of its issue.

          5.02.  Lost Certificates.  A new certificate of stock
                 -----------------
may be issued in the place of any certificate theretofore issued by the Company, alleged to have been lost or destroyed, and the directors may, in their discretion, require the owner of the lost or destroyed certificate, or his legal representative, to give the Company a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the Company against any claim that may be made against it on account of the alleged loss of any such certificate or the issuance of any such new certificate.

          5.03.  Transfer of Shares.  Transfer of stock shall be
                 ------------------
made only on the transfer books of the Company, kept at the office of the Company or respective transfer agents designated to transfer the stock, and before a new certificate is issued, the old certificate shall be surrendered and cancelled.

          5.04.  Closing of Transfer Books.  The Board of
                 -------------------------
Directors of the Company may provide that the stock transfer books be closed for a period not to exceed, in any case, fifty (50) days for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purposes. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten
(10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than seventy (70) days and, in case of a meeting of stockholders not less than ten (10) days prior to the date on which the particular action, requiring such determination of stockholders is to be taken. When a determination of stockholder, entitled to vote at any meeting of stockholders has been made as provided herein, such determination shall be applied to any adjournment thereof except when the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

          5.05.  Dividends.  The Board of Directors of the
                 ---------
Company may, from time to time, declare and the Company may pay dividends on its outstanding shares in cash, property, or its own shares, as provided by law.

                   ARTICLE VI.  MISCELLANEOUS
                   --------------------------

          6.01.  Corporate Seal.  The corporate seal shall be a
                 --------------
round metallic disc, with the words "MODINE MANUFACTURING COMPANY, Wisconsin" around the circumference, and the words "CORPORATE SEAL" in the center. If a facsimile or printed seal is used on stock certificates, it shall be similar in content and design to the above.

          6.02.  Fiscal Year.  The fiscal year of the Company
                 -----------
shall begin on the first day of April in each year, and end on the thirty-first day of March in the following year.

          6.03.  Contracts.  The Board of Directors may authorize
                 ---------
any officer or officers, agent or agents, to enter into any contract or exercise or deliver any instrument in the name of and on behalf of the Company, and such authorization may be general or confined to specific instances. In the absence of other designation, all deeds, mortgages, contracts, promissory notes, and instruments of assignment or pledge made by the Company shall be executed in the name of the Company by the Chairman, President or one of the Vice Presidents and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer; the Secretary or an Assistant Secretary, when necessary or required, shall affix the corporate seal thereto; and when so executed no other party to such instrument or any third party shall be required to make any inquiry into the authority of the signing officer or officers.

          6.04.  Loans.  No indebtedness for borrowed money shall
                 -----
be contracted on behalf of the Company and no evidence of such indebtedness shall be issued in its name unless authorized by or under the authority of a resolution of the Board of Directors. Such authorization may be general or confined to specific instances.

          6.05.  Drafts, Checks, etc.  All checks, drafts or
                 -------------------
other orders for the payment of money issued in the name of the Company shall be signed by such employee or employees, agent or agents, of the Company as are appointed by the Chairman or President, and in such manner, including facsimile and printed signatures, as may be designated by the Chairman or President. In connection with the furnishing of authorizing resolution and signature card forms needed by commercial banks, the corporate Secretary, or any Assistant Secretary, is authorized to execute and certify to such forms as he may deem appropriate as adopted under the authority of this by-law and as binding upon the

Company in accordance therewith, thereby empowering employees or agents appointed by the President to sign checks, drafts, or other orders for the payment of money in the name of the Company.

          6.06.  Deposits.  All funds of the Company not
                 --------
otherwise employed shall be deposited from time to time to the credit of the Company in such banks, trust companies or other depositaries as may be selected by or under the authority of the Chairman or President. In connection with the furnishing of authorizing resolution and signature card forms, needed by such banks, trust companies or other depositaries, the corporate Secretary, or any Assistant Secretary, is authorized to execute and certify to such forms as he may deem appropriate as adopted under the authority of his by-law and as binding upon the Company in accordance therewith, thereby designating such banks, trust companies or other depositaries as may be selected by the Chairman or President, for the deposit of Company funds.

          6.07.  Voting of Securities Owned by this Company.
                 ------------------------------------------
Subject always to the specific directions of the Board of Directors, (a) any shares or other securities issued by any other corporation and owned or controlled by this Company may be voted at any meeting of security holders of such other corporation by the Chairman of this Company if he be present, or in his absence by the President or any Vice President of this Company who may be present, and (b) whenever, in the judgment of the Chairman, or in his absence, of the President or any Vice President, it is desirable for this Company to execute a proxy or written consent in respect to any shares for other securities issued by any other corporation and owned by this Company, such proxy or consent shall be executed in the name of this Company by the Chairman, President or one of the Vice Presidents of this Company, without necessity of any authorization by the Board of Directors, affixation of corporate seal or countersignature or attestation by another officer. Any person or persons designated in the manner above stated as the proxy or proxies of this Company shall have full right, power and authority to vote the shares or other securities issued by such other corporation and owned by this Company the same as such shares or other securities might be voted by this Company.

                    ARTICLE VII.  AMENDMENTS
                    ------------------------

          These by-laws may be amended, repealed or altered in whole or in part by the affirmative vote of not less than two-third (2/3) of the shares of the Company entitled to vote thereon, or by the affirmative vote of not less than two-thirds (2/3) of the full Board of Directors of the Company, at any regular meeting of the stockholders or of the Board of Directors, or any special meeting of the stockholders or Bard of Directors, provided that such action has been specified in the notice of any such meeting.
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